10-K 2002

Significant Subsidiaries	Exhibit 21

Listed below are the significant first tier subsidiaries of the Registrant, along with the total number of active subsidiaries directly or indirectly owned by each as of February 10, 2003. Certain second, third and fourth tier subsidiaries, though included in the numbers, are also shown by name. Ownership is 100% unless otherwise indicated. The business activities of the subsidiaries have been keyed as follows: (a) Oilfield Services, (b) SchlumbergerSema, (c) General/Multiple (d) Other.

	U.S.	Non-U.S.
Schlumberger B.V., Netherlands (c)		35(a)[1]
	4(b)	70(b)[2] 8(c) 15(d)[3]
Schlumberger Canada Limited, Ontario (c) Schlumberger GmbH, Germany (c) Schlumberger SA, France (c)
Sema SA, France (b) Services Petroliers Schlumberger, France (a)
Omnes B.V., Netherlands (b) *WesternGeco B.V., Netherlands (a)
WesternGeco A.S., Norway (a)

Schlumberger Offshore Services N.V. (Limited), Netherlands Antilles (a)		11(a)
Schlumberger Antilles N.V., Netherlands Antilles (a)

Schlumberger Overseas, S.A., Panama (c)	1(a)[3]	161(a)[4] 32(b)[5] 14(c) 15(d)[6]
MC&C Holdings Limited, BVI (c)
Schlumberger Plc, UK (c)
Schlumberger Evaluation and Production Services (UK) Limited, UK (a) Sema UK Limited, UK (b) *WesternGeco Limited, UK (a)

Schlumberger Oilfield Holdings Limited, BVI (a)
Anadrill Holdings Limited, BVI (a) Dowell Schlumberger Corporation, BVI (a) Schlumberger Holdings Limited, BVI (a)
Schlumberger Middle East S.A., Panama (a) Schlumberger Seaco, Inc., Panama (a) Schlumberger Surenco, S.A., Panama (a)
*WesternGeco Seismic Holdings Limited, BVI (a)

Schlumberger Technology Corporation, Texas (c)	9(a)[7] 10(b) 1(c) 8(d)	3(a)[8] 2(b)
Schlumberger Omnes, Inc., (Delaware) (b) SchlumbergerSema, Inc., Delaware (b) Schlumberger Technologies, Inc., Delaware (b)
NPTest, Inc., Delaware (d)
*WesternGeco L.L.C., Delaware (a)

*70% owned by Registrant

1Includes three majority-owned subsidiaries, one of which is named, and two 50%-owned subsidiaries.

2Includes six majority-owned subsidiaries and one 50%-owned subsidiary.

3Includes one majority-owned subsidiary.

4Includes sixteen majority-owned subsidiaries, two of which are named, and one 50%-owned subsidiary.

5Includes four majority-owned subsidiaries.

6Includes two majority-owned subsidiaries.

7Includes two majority-owned subsidiaries, one of which is named, and one 50%-owned subsidiary.

8Includes one 50%-owned subsidiary.

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